EXHIBIT 99.2
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Tube Supply Overview
(Q4'11 Earnings Conference Call)

NYSE: CAS

March 1, 2012

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this presentation and the Company assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "believe," "expect," "anticipate," "intend," "predict," "plan," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the U.S. Securities and Exchange Commission on March 14, 2011.

All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Who is Tube Supply?

- Tube Supply products are primarily utilized as materials for Oil & Gas production and completion related to oilfield equipment, downhole tools and threaded accessories, such as packers and frac lines
  - Specialists in value-added services and quality
  - Wide range of product forms and sizes, and services such as heat treating, boring, honing, cutting and machine work
- Broad and deep long-term supplier relationships resulting in reliable access to products in times of high demand
- Strong technical approach drives high value solutions and customer loyalty
- Operates leased service centers in Houston, Texas and Edmonton, Alberta and has a new, 250,000 square foot facility located in Houston

Summary Statistics (12 Months Ended 10/31/11)	*($ millions)*
Purchase Price	$184.0
Net Sales	$207.5
Gross Profit	$ 64.3
Operating Expense	$ 20.3
Operating Income	$ 44.0
Inventory	$ 74.9
Accounts Receivable	$ 33.2

Strategic Rationale

- Complements A. M. Castle's existing Oil & Gas capabilities
  - Increased scale *(nearly tripling exposure)*
  - Expanded customer and supplier relationships
  - Footprint for global growth
- Adds broad product portfolio for well construction metals
- Comparable size to largest oil & gas competitors
- Immediately accretive to EPS and margins
- Complementary Blue Chip Customer Base






Sources and Uses

As of December 14, 2011

Sources of Funds	Actual	Uses of Funds	Actual
Cash from Balance Sheet	$ 13.4	Purchase Tube Supply	$178.0
New 4-Yr $100M ABL Revolver Credit Facility	30.0	Repay Existing Indebtedness	110.9
New 5-Yr Senior Secured Notes	217.1	Fees & Expenses	21.6
New 6-Yr Senior Convertible Notes	50.0*		
Total	$310.5	Total	$310.5

* Underwriters subsequently exercised over allotment for addition $7.5 million

Summary of Debt Issuances

	ABL	High-Yield	Convertible
Total Facility/ Issuance	$100M	$225M	$57.5M
Lead	Wells Fargo Bank, N.A.	Jefferies	Jefferies
Maturity	4-years	5-years	6-years
Accordion	$50M		
L/C Sub-limit	$20M		
Swingline	$10M		
Pricing	Libor or base rate + spread* * Based on excess availability	12.75%	- 7% - $10.28/share conversion price
Unused Fees	25-37.5 bps		
Borrowing Base	A/R and Inventory		
Financial Covenants	- Springing Fixed Charge (1.1X) when Excess Availability <10% or $10M - Cash dominion - Other non-financial covenants that need to be maintained - Field exams	None	None

Estimated Annual Interest Breakdown

Cash Interest	
High Yield Bonds	$ 28.7
Convertible Bonds	3.5
ABL *(est.)*	0.8
	$ 33.0
Non-Cash Interest	
High Yield Discount Interest Amortization	$ 1.6
Convertible Amortization *(initial value)*	3.5
Fees Amortized Over Life of Funds	3.5
Mark-to-Market Convert Adjustment	TBD
	$ 8.6
Total *(est.)*	$ 41.6